Exhibit 99.1

BIONIK Laboratories Second Quarter

Fiscal 2019 Financial Results Feature 147% Increase in Revenues

TORONTO and BOSTON (November 13, 2018) – BIONIK Laboratories Corp. (OTCQB: BNKLD) ("BIONIK" or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced financial results for the second quarter of fiscal year 2019, ended September 30, 2018.

Corporate highlights for the second fiscal quarter and recent weeks include:

•	Following CE marking of InMotion Arm system, consummated the first sale of the next-generation InMotion ARM™ in France

•	Shipped three InMotion ARM therapy robots to BIONIK (China) Medical Technology Co., Ltd. as part of a joint venture entered into in 2017

•	Continued development of a lower-limb assistive exoskeleton for individuals with impaired mobility through a previously announced manufacturing partnership with Wistron Corporation

•	Continued development of an InMotion Home product, which is based on the same clinical concepts, clinical data and rehabilitation protocols as the professional products

•	Appointed independent directors Audrey D. Thévenon, Ph.D. and Charles Matine to its board of directors, serving on the Compensation and Audit Committees, respectively

Financial highlights for the second quarter of fiscal 2019 and recent weeks include:

•	Reported sales of $547,085, up 147% over $221,847 in the prior-year quarter

•	Sold seven InMotion robots, compared with two in the prior-year quarter and five in the first quarter of fiscal 2019

•	Borrowings during the quarter were $1,742,335 which were converted into shares as of July 20, 2018 and subsequent to quarter end, investors provided $2,750,000 in convertible promissory loans, including from the company’s Chairman

•	Effected a 1-for-150 reverse stock split on October 29, 2018 as part of planned application to uplist on the Nasdaq exchange

Management Commentary

Commenting on the quarter, Eric Dusseux, M.D., BIONIK’s chief executive officer, said, “Our sales momentum continued during the fiscal second quarter and recent weeks, and I am very pleased with the excellent progress we made towards achieving multiple milestones. We sold seven InMotion systems during the quarter, compared with five in the first quarter and two in the same quarterly period a year ago. These results clearly reflect our renewed sales efforts on all fronts, from R&D to manufacturing and financing.

“We have now launched the next-generation InMotion ARM in Europe following receipt of the CE mark. As we recently announced, the first sale of this product was to a facility in France, which occurred during our fiscal second quarter. We expect continued sales of this new interactive robotic system for the rehabilitation of stroke survivors outside the US. The new InMotion ARM provides those with mobility impairment due to neurological conditions a commercial product with the same innovative, active-assisted robotic therapy that has been clinically proven with the previous generation. The new version offers a modern design that is smaller, sleeker and intended for use with a large number of patients.

Dr. Dusseux continued, “We shipped three InMotion ARM therapy robots to our 2017 joint venture, BIONIK (China) Medical Technology Co., Ltd., which was formed through an agreement between Bionik and Ginger Capital Investment Holding Ltd. The robots will be used for testing to support State Drug Administration approval in China. We are very excited by this progress and hope that we will be able to address rehabilitation for the 2.4 million new stroke patients each year in China.

"Our sales efforts are supported by advancements with manufacturing partner Cogmedix leading to increased production capacity. This excellent outsourced manufacturing facility is permitting us to fill customer orders more quickly.”

Dr. Dusseux concluded, “During the quarter and recent weeks we took important steps to improve our capital structure and secure long-term growth capital. We effected a consolidation of shares with the goal of meeting the minimum bid requirement for listing on the Nasdaq exchange. We also raised funds to continue to develop our innovative products and support the manufacture of our robotic systems. We look forward to completing these initiatives and broadening awareness for BIONIK among the investment community, while providing important solutions for patients with impaired mobility due to neurological conditions.”

BIONIK continues to expect to achieve the following milestones during the second half of fiscal year 2019:

•	Launch the next generation of InMotion ARM/HAND™ Interactive Therapy System and InMotion WRIST™ to rehabilitation centers and hospitals

•	Continue to expand sales channels in North America and abroad

•	Further develop InMotion robotic products for in-home use

•	Continue development of the Company’s first lower-cost, lower-limb assistive exoskeleton for the large and growing elderly population, both in North America and abroad

•	Enhance the effectiveness of all commercial outsourced manufacturing to support the expected increase in product demand and introduction of new products

•	Increase sales of service contracts and warranties

•	Make substantial progress towards the desired uplisting of BIONIK’s common stock on the Nasdaq exchange

Second Quarter Financial Results

Sales for the quarter ended September 30, 2018 were $547,085, compared with $221,847 for the quarter ended September 30, 2017. The increase reflects the sale of seven InMotion robots during the second quarter of fiscal 2019, compared with two robots in the prior-year quarter. In addition, deferred revenue, comprised of training to be provided and extended warranties, increased to $134,161 at September 30, 2018 from $122,667 at March 31, 2018. Extended warranties and training are important and growing parts of the Company’s business.

Gross profit for the quarter ended September 30, 2018 was $163,012 or 30% of sales, compared with $162,022, or 73% of sales for the quarter ended September 30, 2017. The decline in gross margin compared to the prior period was negatively impacted by higher than normal manufacturing costs as the Company transitioned its production to an outsourcing arrangement. The gross margin this quarter also reflected the shipment of three units to our China JV distribution partner. The prior year’s cost of goods sold also included only direct material costs.

The Company reported a comprehensive loss for the quarter ended September 30, 2018 of $(3,983,105), or a loss per share of $(1.62), compared with a comprehensive loss of $(3,615,361), or a loss per share of $(5.33), for the quarter ended September 30, 2017. The higher loss is principally due to other expenses of $1,582,997 mostly related to a $1,970,167 non-cash accretion expense connected to the promissory notes that were converted as of July 20, 2018.

BIONIK had cash and cash equivalents of $305,757 as of September 30, 2018, compared with $507,311 as of March 31, 2018. The Company’s working capital deficit was $(116,551) as of September 30, 2018, compared with a deficit of $(6,711,941) as of March 31, 2018. The working capital deficit at March 31, 2018 was related to the reclassification of unissued shares, options and warrants at fair value due to insufficient number of authorized shares totalling $5,692,853. The decrease in working capital is due to the reversal of this liability subsequent to March 31, 2018. In addition, all convertible loans and interest received between April 1, 2018 and July 20, 2018 were converted into common shares as of July 20, 2018.

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet the Nasdaq listing standards, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media contact:

Matt Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

Investor contact:

Kim Golodetz

LHA Investor Relations

212-838-3777

Kgolodetz@lhai.com

Bionik Laboratories Corp.

Condensed Consolidated Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at
	September 30,	March 31,
	2018	2018
	(Unaudited)	(Audited)
	$	$
Assets
Current
Cash and cash equivalents	305,757	507,311
Accounts receivable, net of allowance for doubtful accounts of $17,699 (March 31, 2018 - $19,694)	517,758	212,730
Prepaid expenses and other receivables	851,179	433,655
Inventories	192,626	237,443
Due from related parties	18,913	18,897
Total Current Assets	1,886,233	1,410,036
Equipment	139,380	159,961
Technology and other assets	4,566,351	4,706,719
Goodwill	22,308,275	22,308,275
Total Assets	28,900,239	28,584,991

Liabilities and Shareholders' Equity
Current
Accounts Payable	906,438	724,673
Accrued liabilities	962,185	1,529,505
Customer advances	-	800
Demand Loans	-	51,479
Deferred revenue	134,161	122,667
Shares to be issued, stock options and warrants	-	5,692,853
Total Current Liabilities	2,002,784	8,121,977
Shareholders' Equity
Preferred Stock, par value $0.001; Authorized 10,000,000 Special Voting Preferred Stock, par value
$0.001; Authorized; Issued and outstanding - 1 (March 31, 2018 – 1)	-	-
Common Shares, par value $0.001; Authorized - 500,000,000 (March 31, 2018 – 250,000,000); Issued and outstanding 2,337,462 and 273,575 Exchangeable Shares (March 31, 2018 – 1,368,855 and 295,146 Exchangeable Shares)	2,611	1,664
Additional paid in capital	67,379,122	56,195,541
Deficit	(40,526,427)	(35,776,340)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders' Equity	26,897,455	20,463,014
Total Liabilities and Shareholders' Equity	28,900,239	28,584,991

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and Comprehensive (Loss) for the six month periods ended September 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months	Six months	Three months	Six months
	ended	ended	ended	ended
	September 30, 2018	September 30, 2018	September 30, 2017	September 30, 2017
	$	$	$	$
Sales	547,085	1,048,418	221,847	309,367
Cost of Sales	384,073	637,236	59,825	89,125
Gross Margin	163,012	411,182	162,022	220,242
Operating expenses
Sales and marketing	427,325	969,984	435,294	880,817
Research and development	679,049	1,355,792	715,400	1,401,309
General and administrative	931,477	1,910,956	1,505,528	2,133,134
Share-based compensation expense	439,328	1,034,740	762,208	1,013,256
Amortization	69,315	140,368	76,985	169,934
Depreciation	16,626	34,221	23,820	48,372
Total operating expenses	2,563,120	5,446,061	3,519,235	5,646,822

Other (income) expenses
Foreign exchange	(27,872)	(69,006)	15,595	114,156
Accretion expense	1,970,167	2,104,418	74,073	74,073
Fair Value Adjustment	(382,010)	(337,923)	-	-
Gain on mark to market reevaluation	-	(2,048,697)	-	-
Other expense	22,712	60,132	168,480	241,068
Total other expenses (income)	1,582,997	(291,076)	258,148	429,297
Net loss and comprehensive loss for the period	(3,983,105)	(4,743,803)	(3,615,361)	(5,855,877)

Loss per share - basic and diluted	(1.62)	(2.02)	(5.33)	(8.84)
Loss per share - diluted	(1.62)	(2.02)	(5.33)	(8.84)

Weighted average number of shares outstanding – basic	2,459,169	2,351,587	678,631	662,237
Weighted average number of shares outstanding – diluted	2,459,169	2,351,587	678,631	662,237

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Cash Flows

for the six months periods ended September 30, 2018 and 2017 (unaudited)

(Amounts expressed in U.S. Dollars)

	Six months ended	Six months ended
	September 30, 2018	September 30, 2017
	$	$
Operating activities
Net loss for the period	(4,743,803)	(5,855,877)
Adjustment for items not affecting cash
Depreciation	34,221	48,372
Amortization	140,368	169,934
Interest expense	57,716	234,463
Share based compensation expense	1,034,740	1,013,256
Shares issued for services	-	60,000
Accretion expense	2,104,418	74,073
Fair Value Adjustment	(337,923)	-
Gain on mark to market reevaluation	(2,048,697)	-
Allowance for doubtful accounts	(1,995)	(16,349)
	(3,760,955)	(4,272,128)
Changes in non-cash working capital items
Accounts receivable	(303,033)	363,056
Prepaid expenses and other receivables	(417,524)	58,760
Due from related parties	(16)	(698)
Inventories	44,817	(3,193)
Accounts payable	181,765	172,634
Accrued liabilities	(567,320)	644,955
Customer advances	(800)	(12,462)
Deferred revenue	11,494	(10,773)
Net cash (used in) operating activities	(4,811,572)	(3,059,849)
Investing activities
Acquisition of equipment	(13,640)	(17,182)
Net cash (used in) investing activities	(13,640)	(17,182)
Financing activities
Proceeds from convertible loans	4,676,633	1,598,715
Proceeds on exercise of warrants	-	1,125,038
Repayment of Promissory notes principal	-	(12,319)
Repayment of Promissory notes interest	-	(41,973)
Repayment of Demand notes principal	(50,000)	-
Repayment of Demand notes interest	(2,975)	-
Net cash provided by financing activities	4,623,658	2,669,461
Net (decrease) in cash and cash equivalents for the period	(201,554)	(407,570)
Cash and cash equivalents, beginning of period	507,311	543,650
Cash and cash equivalents, end of period	305,757	136,080

The Financial Statements have been adjusted to retroactively reflect the 150-to-1 reverse stock split effected on October 29, 2018.

The above financial information has been derived from the Company's interim unaudited consolidated financial statements as of September 30, 2018 filed on Form 10-Q with the SEC on November 13, 2018 and the Company’s audited consolidated financial statements as of and for the fiscal year ended March 31, 2018 found in the Company's Annual Report on Form 10-K filed with the SEC on June 27, 2018.

The Company will require additional financing this year to fund its operations and is currently working on securing this funding through corporate collaborations, public or private equity offerings and/or debt financings, and its financial statements include a going concern qualification.

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